UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1731691 (I.R.S. Employer Identification No.)
2001 Bryan Street, Suite 3700
Dallas, TX 75201
(Address, including zip code, of principal executive offices)
Regency GP LLC Long-Term Incentive Plan
(Full title of the plan)
Paul M. Jolas
Regency GP LLC
2001 Bryan Street, Suite 3700
Dallas, TX 75201
(214) 750-1771
(Name, address and telephone number of agent for service)
Copy to:
Dan A. Fleckman
Mayer Brown LLP
700 Louisiana, Suite 3400
Houston, TX 77002
(713) 238-3000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE:

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered(1)	unit(2)	price(2)	registration fee
Common Units Representing Limited Partnership Interests	700,000 units	$21.78	$15,246,000	$1,087.04

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional Common Units that become issuable under the plan by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding Common Units.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported in The Nasdaq Global Select Market on May 24, 2010 ($21.78 per unit).

INTRODUCTORY STATEMENT
PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
Opinion of Mayer Brown LLP
Consent of KPMG LLP
EX-5.1
EX-23.1

i

INTRODUCTORY STATEMENT
     This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Regency Energy Partners LP (the “Partnership,” or the “Registrant”) pursuant to General Instruction E to Form S-8 to register an additional 700,000 common units of the Partnership, issuable pursuant to the Regency GP LLC Long-Term Incentive Plan (the “Plan”). The contents of the earlier registration statement on Form S-8 previously filed by the Partnership with the Securities and Exchange Commission (the “SEC”) and relating to the registration of common units for issuance under the Plan (Form S-8 filed on January 19, 2007, File No. 333-140088), is hereby incorporated by reference in this Registration Statement in accordance with General Instruction E to Form S-8.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents have been filed by the Registrant with the SEC and are incorporated into this Registration Statement by reference:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010;
•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed with the SEC on May 7, 2010;
•	Our Current Reports on Form 8-K filed with the SEC on January 12, 2010, January 26, 2010, January 27, 2010, March 2, 2010, March 4, 2010, March 16, 2010, March 26, 2010, March 30, 2010, April 1, 2010, April 27, 2010, April 30, 2010, May 7, 2010, May 11, 2010 and May 20, 2010, to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act; and
•	The description of our common units contained in our Registration Statement on Form 8-A filed with the SEC on January 24, 2006, and including any other amendments or reports filed for the purpose of updating such description.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) (other than information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
     Not Applicable.

Item 5.	Interests of Named Experts and Counsel.
     Not Applicable.

Item 6.	Indemnification of Directors and Officers.

     Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:
•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.
     Any indemnification under these provisions will only be out of our assets. We also have indemnification agreements with our executive officers and directors. Pursuant to such indemnification agreements, we have agreed to indemnify our executive officers and directors against certain liabilities. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.
     To the extent that the indemnification provisions of our partnership agreement purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed.
     Not Applicable.

Item 8.	Exhibits.
4.1	Regency GP LLC Long-Term Incentive Plan (previously filed as Exhibit 10.4 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).
4.2	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Unit Option (previously filed as Exhibit 10.5 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).
4.3	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Restricted Unit (previously filed as Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).
4.4	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Phantom Unit (With DERS) (previously filed as Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).
4.5	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Phantom Unit (Without DERS) (previously filed as Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

4.6	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Phantom Unit (With DERS) (previously filed as Exhibit 10.2 to the Current Report on Form 8-K on May 11, 2010 and incorporated herein by reference).

4.7	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Phantom Unit (With DERS) (previously filed as Exhibit 10.3 to the Current Report on Form 8-K on May 11, 2010 and incorporated herein by reference).

5.1*	Opinion of Mayer Brown LLP.

23.1*	Consent of KPMG LLP.

23.2	Consent of Mayer Brown LLP (included in the opinion of Mayer Brown LLP filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

*	Filed herewith

Item 9.	Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply because the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 25, 2010.

REGENCY ENERGY PARTNERS LP
By:	Regency GP LP,
its General Partner

By:	Regency GP LLC,
its General Partner

By:	/s/ Byron R. Kelley
Byron R. Kelley
Chairman of the Board, President, and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen L. Arata and Paul M. Jolas, and each of them severally, as his true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Byron R. Kelley	Chairman of the Board, President, and Chief Executive Officer	May 25, 2010
Byron R. Kelley	(Principal Executive Officer)

/s/ Stephen L. Arata Stephen L. Arata	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 25, 2010

/s/ Lawrence B. Connors Lawrence B. Connors	Senior Vice President, Finance and Accounting (Principal Accounting Officer)	May 25, 2010

/s/ Michael J. Bradley Michael J. Bradley	Director	May 25, 2010

/s/ James F. Burgoyne James F. Burgoyne	Director	May 25, 2010

/s/ Daniel R. Castagnola Daniel R. Castagnola	Director	May 25, 2010

/s/ Rodney L. Gray Rodney L. Gray	Director	May 25, 2010

/s/ Paul J. Halas Paul J. Halas	Director	May 25, 2010

SIGNATURE	TITLE	DATE

/s/ Mark T. Mellana Mark T. Mellana	Director	May 25, 2010

/s/ John T. Mills John T. Mills	Director	May 25, 2010

/s/ Brian P. Ward Brian P. Ward	Director	May 25, 2010

INDEX TO EXHIBITS
4.1	Regency GP LLC Long-Term Incentive Plan (previously filed as Exhibit 10.4 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).
4.2	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Unit Option (previously filed as Exhibit 10.5 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).
4.3	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Restricted Unit (previously filed as Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).
4.4	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Phantom Unit (With DERS) (previously filed as Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).
4.5	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Phantom Unit (Without DERS) (previously filed as Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).
4.6	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Phantom Unit (With DERS) (previously filed as Exhibit 10.2 to the Current Report on Form 8-K on May 11, 2010 and incorporated herein by reference).
4.7	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan —Phantom Unit (With DERS) (previously filed as Exhibit 10.3 to the Current Report on Form 8-K on May 11, 2010 and incorporated herein by reference).

5.1*	Opinion of Mayer Brown LLP.

23.1*	Consent of KPMG LLP.

23.2	Consent of Mayer Brown LLP (included in the opinion of Mayer Brown LLP filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

*	Filed herewith